UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 19, 2008
AMSCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21827	13-3911462
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

80 Grasslands Road, Elmsford, NY		10523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (914) 345-2020
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1: SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 19, 2008, David M. Mussafer and Steven J. Collins were appointed to the board of directors (the “Board”) of AAH Holdings Corporation (the “Parent”), the parent entity of the registrant, and Michael Ascione and John R. Ranelli resigned from the Board.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 19, 2008, certain shareholders of the Parent (the “Selling Stockholders”), in a secondary transaction, sold an aggregate of 11,918.7115 shares of Class B common stock to Advent-Amscan Acquisition LLC (the “Minority Sale”). On August 19, 2008, the certificate of incorporation of the Parent was amended in order to effectuate a reclassification of its Common Stock such that each share of Common Stock then outstanding became .62 shares of Class A common stock of the Company, $0.01 par value per share, and .38 shares of Class B common stock of the Company, $0.01 par value per share. The Company’s Second Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit
No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of AAH Holdings Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC. (Registrant)
Dated: August 25, 2008	By:	/s/ Michael A. Correale
		Name:	Michael A. Correale
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of AAH Holdings Corporation.